Exhibit 99.1

Philips Selects Vance Baldwin Electronics for Digital Parts Outsourcing

New York, July 15th, 2008: Encompass Group Affiliates, Inc. announced today that Philips Consumer Lifestyle North America (“Philips”) has signed an agreement with Vance Baldwin Electronics, a wholly-owned subsidiary of Encompass Group, to transform and manage its service activities in North America for all digital flat panel display products. Under the agreement, Vance Baldwin Electronics assumes the management and execution responsibilities for operational and order fulfillment of the replacement parts business for those products. The contract authorizes the company as the single primary authorized distributor to supply original replacement parts to the service community in North America.

“Working directly with the Philips on the Digital Parts Outsourcing project will provide us an excellent opportunity to utilize both our distribution capabilities for logistics along with our highly skilled service team. This is a perfect opportunity for Encompass Group Affiliates.” Said Wayne Danson, Chief Executive Officer & President of Encompass Group Affiliates.

“After careful consideration and an extensive vendor evaluation, we found that Vance Baldwin Electronics could provide the best overall coverage and support in terms of delivery time, technology, and resources to maintain our high level of service and support to our Philips Customers. We are very pleased to award Vance Baldwin Electronics our Digital Parts Business.” said Erwin Thomas, Director Service Parts & Network, Philips Consumer Lifestyle.

“We believe Philips is the first of many manufacturers to consider outsourcing the distribution of service parts to companies such as ours. This is a great opportunity for our Vance Baldwin Electronics team and Encompass Group Affiliates.” said Steve Miller, Chief Operating Officer of Encompass Group.

“We are very excited about this great opportunity to provide our extensive suite of services to Philips Consumer Electronics” said Robert Coolidge, President of Vance Baldwin Electronics. “We are confident that we help carry out the Philips tradition of great service support and will make Philips products a better choice for retailers around the country.” He added. “We hope that our 50+ years of experience will help enhance the Philips service presence in the marketplace. Having been selected by Philips to provide complete management of its digital parts procurement and distribution is a great win for our organization and a testament to our dedication and ability to provide much more than just parts distribution.”

About Philips

Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is one of the world's biggest electronics companies and Europe's largest, with sales of EUR 30.3 billion in 2004. With activities in the three interlocking domains of healthcare, lifestyle and technology and 161,500 employees in more than 60 countries, it has market leadership positions in medical diagnostic imaging and patient monitoring, color television sets, electric shavers, lighting and silicon system solutions. News from Philips is located at www.philips.com/newscenter.

About Encompass Group Affiliates, Inc.

Encompass Group Affiliates, Inc. (OTC Bulletin Board: ECGA), is a New York-based company that specializes in the consumer electronic aftermarket service and supply chain, known as reverse logistics. Encompass Group Affiliates acquires businesses that provide computer and electronic repair services, parts distribution and asset management services. Encompass Group Affiliates addresses the full scope of this multi-billion market - including the end-user driven product support and repair industry, as well as the manufacturer-driven recovery and e-Waste industry. It provides single-source lifecycle management services for technology products, currently in the North American market, with accelerating growth towards a global presence. The Company’s market position is based on its distinctive ability to provide single-point, comprehensive lifecycle service on a competitive basis. For more information about Encompass Group Affiliates, Inc. visit our website at www.encompassgroup.com.

About Vance Baldwin Electronics

Vance Baldwin Electronics, an Encompass Group Affiliates company, is an industry leading Original Equipment Manufacturer Parts Distributor. In continuous operation for more than fifty years and operating from South Florida, Vance Baldwin distributes more than 150 brands annually for consumer electronics, computers, printers and office equipment. Vance Baldwin also provides service aids and industrial products such as cable, tools, test equipment, cleaners and other installation equipment. Its distribution facility located near Atlanta, Georgia, allows for 2 day delivery to the vast majority of the United States with UPS Ground Service. It maintains a call center with highly trained parts consultants to receive customer calls and provide assistance with parts selection and ordering. For more information about Vance Baldwin Electronics visit www.vancebaldwin.com.

About Cyber-Test

Cyber-Test, an Encompass Group Affiliates company, is an established electronic equipment repair facility located in Orlando, Florida. The company specializes in the repair and exchange of consumer and office electronic equipment, providing board-level and whole-unit repair to third-party warranty companies, OEMs, national retailers and national office equipment dealers. Cyber-Test, in continuous operation since 1986, offers Level II and Level III call center technical support, service contract administration and support and asset recovery programs. The company’s expertise is rooted in depot repairs, advance exchange services, reverse engineering logistics, and help desk technical support. For more information, visit Cyber-Test’s website at http://www.equipfix.com.

This release and oral statements made from time to time by Encompass Group Affiliates’ representatives concerning the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,” “anticipate,” “plans,” “should,” “believes,” “will,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, as well as inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Encompass Group Affiliates with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.